As Filed With the Securities and Exchange Commission on October 6, 2003
                                                     Registration No. 333-107910
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

                        Registration Statement under the
                             Securities Act of 1933


                            PALOMAR ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


            Nevada                        4581                   88-0470235
  (State or jurisdiction of     Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                      1802 N. Carson Street, No. 212-2705
                 Carson City, Nevada 89701-1230; (775) 887-0670
  (Address and telephone number of Registrant's principal executive offices and principal place of business)


              EMPLOYEE STOCK INCENTIVE PLAN FOR THE YEAR 2003 NO. 2
           NON-EMPLOYEE DIRECTORS AND CONSULTANTS RETAINER STOCK PLAN
                            FOR THE YEAR 2003 NO. 2
                            (Full title of the Plans)


             Steve Bonenberger, 1802 N. Carson Street, No. 212-2705
                         Carson City, Nevada 89701-1230
                     (Name and address of agent for service)


                                 (775) 887-0670
          (Telephone number, including area code, of agent for service)

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               DEREGISTRATION OF 40,000,000 SHARES OF COMMON STOCK

     This Post-Effective Amendment No. 1 to the Registration Statement No. 333-107910 on Form S-8 filed on August 13, 2003 by Palomar Enterprises, Inc., is filed to deregister 40,000,000 shares of the common stock of the registrant.

     Accordingly,   pursuant  to  this  Post-Effective   Amendment  No.  1,  the
registrant hereby deregisters 40,000,000 shares of its common stock which were previously registered under the Registration Statement, but were never issued.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson City, Nevada, on October 3, 2003.


                                 PALOMAR ENTERPRISES, INC.


                                 By /s/ Steven Bonenberger
                                   -----------------------------
                                   Steven Bonenberger, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                      Title                          Date
        ---------                      -----                          ----


/s/ Steven Bonenberger           President and Director          October 3, 2003
-----------------------------
Steven Bonenberger


/s/ Brent Fouch                  Chief Operating Officer         October 3, 2003
-----------------------------    and Director
Brent Fouch